                                                                     EXHIBIT 1.4



                                                                October 24, 1996

Lazard Freres & Co. LLC
CS First Boston Corporation
Salomon Brothers Inc
c/o Lazard Freres & Co. LLC
    30 Rockefeller Plaza
    New York, New York  10020

Lazard Capital Markets
CS First Boston Limited
Salomon Brothers International Limited
c/o Lazard Capital Markets
    21 Moorfields
    London EC2P 2HT England


Dear Sirs:

          This letter is in reference to (i) the U.S. Underwriting Agreement (the "U.S. Underwriting Agreement"), to be entered into today among Crown
Cork & Seal Company, Inc. ("Crown"), Compagnie Generale d'Industrie et de Participations ("CGIP"), Sofiservice ("Sofiservice" and, together with CGIP the "Selling Stockholders") and Lazard Freres & Co. LLC, CS First Boston Corporation and Salomon Brothers Inc, as representatives of several U.S. underwriters to be named in Schedule I thereto (the "U.S. Underwriters") with respect to up to 8,787,500 shares (the "U.S. Common Shares") of Common Stock, par value $5.00 per share ("Common Stock"), of Crown, (ii) the International Underwriting Agreement (the "International Underwriting Agreement"), to be entered into today among Crown, the Selling Stockholders and Lazard Capital Markets, CS First Boston Limited and Salomon Brothers International Limited, as representatives of the several international underwriters to be named in Schedule I thereto (the "International Underwriters") with respect to up to 1,850,000 shares (the "International Shares") of Common Stock, and (iii) the Underwriting Agreement (together with the U.S. Underwriting Agreement and the International Underwriting Agreement, the "Underwriting Agreements"), to be entered into today among Crown, the Selling Stockholders and Lazard Freres & Co. LLC, CS First Boston Corporation and Salomon Brothers Inc (together with the U.S. and International Underwriters, the "Underwriters") with respect to up to 3,450,000 shares (the "Preferred Shares" and together with the U.S. Shares and the
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International Shares, the "Shares") of 4.5% Convertible Preferred Stock, par
value $41.8875 per share, of Crown.

          In the event that the indemnification provided under Section 9 of the respective Underwriting Agreements and the contribution provided for under
Section 9(e) of the respective Underwriting Agreements is insufficient or unavailable to the respective Underwriters thereunder (or any person who controls an Underwriter within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934) with respect to any losses, claims, damages or liabilities ("Losses") referred to in Sections 9(a) and 9(b) of the respective Underwriting Agreements of such Underwriters or such controlling persons (other than any Losses referred to in Section 9(a)(i) and (ii)(x) of the Underwriting Agreements), the Selling Stockholders shall contribute to such Underwriters and such controlling persons in respect of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Selling Stockholders on the one hand and such Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect both such relative benefits as well as the relative fault (as determined pursuant to the respective Underwriting Agreements) of such Underwriters, on the one hand, and the Selling Stockholders and Crown, on the other, in connection with the statements or omissions which resulted in such Losses as well as other relevant equitable considerations. The relative benefits received by the Selling Stockholders on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total Underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the prospectuses relating to the offerings.

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                        Please sign in the space indicated below to
                indicate your agreement with the foregoing.

                                        Very truly yours,

                                        COMPAGNIE GENERALE D'INDUSTRIE
                                        ET DE PARTICIPATIONS



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SOFISERVICE

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Accepted as of the date hereof:

Lazard Freres & Co. LLC
CS First Boston Corporation
Salomon Brothers Inc.

By:
    -------------------------------------
    Name:
    Title:


Lazard Capital Markets
CS First Boston Limited
Salomon Brothers International Limited


By:
    -------------------------------------
    Name:
    Title:

On behalf of each of the Underwriters



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